SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 9, 2011
Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)

(508) 357-2221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Other Events.

As previously disclosed, on August 15, 2011, Evergreen Solar, Inc. (the “Company”) filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 11-12590 (the “Bankruptcy Case”).  Also on August 15, 2011, as previously disclosed, the Company entered into a Restructuring Support Agreement (the “Support Agreement”) with certain holders (the “Supporting Noteholders”) of its 13% Convertible Senior Secured Notes due 2015. Pursuant to the Support Agreement, the Supporting Noteholders agreed, subject to certain terms and conditions, to implement a restructuring to be effected through one or more sales of certain of the Company’s assets pursuant to section 363 of the Bankruptcy Code in connection with the Bankruptcy Case, as further described on the term sheet attached to the Support Agreement (the “363 Asset Sales”).  In connection with the 363 Asset Sales, the Company undertook a marketing process and permitted parties to bid on its assets, as a whole or in groups pursuant to section 363 of the Bankruptcy Code, with the Supporting Noteholders serving as a “stalking-horse” and providing a “credit-bid” pursuant to section 363(k) of the Bankruptcy Code for the assets being sold.  On November 7, 2011, in connection with the 363 Asset Sales, the Company held an auction for certain of its assets.

On November 3, 2011, the Company entered into amended and restated confidentiality agreements (the “Amended and Restated Confidentiality Agreements”) with certain Supporting Noteholders, which expire upon the public disclosure of certain confidential information that has been provided to the Supporting Noteholders and, upon termination, require certain confidential information, including, but not limited to, information pertaining to the bids received in connection with the 363 Asset Sales and a supplemental final budget with respect to the Company's cash collateral order, to be to disclosed to the public via a Current Report on Form 8-K.  In connection with the marketing process and the auction, the Company provided the Supporting Noteholders with certain confidential information about the Company, which may be deemed material.  On November 9, 2011, the Company filed certain information with the Bankruptcy Court, which, as a result, pursuant to the terms of the Amended and Restated Confidentiality Agreements, requires that the Company disclose to the public via a Current Report on Form 8-K certain information provided to the Supporting Noteholders. This Form 8-K contains any material non-public information provided to the Supporting Noteholders as required by the Amended and Restated Confidentiality Agreements, along with any such additional information provided to the Supporting Noteholders and requiring disclosure pursuant to the terms of the Amended and Restated Confidentiality Agreements.

A copy of a summary approved by the Company setting forth the material terms of all qualifying bids submitted to the Company in connection with the 363 Asset Sales process (on a "no names" basis) is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of a summary approved by the Company of any changes to the material terms of any such bids at the auction (on a "no names" basis) is attached to this Current Report on Form 8-K as Exhibit 99.2.

The Company notes that the information set forth in Exhibits 99.1 and 99.2 and disclosed above was delivered to the Supporting Noteholders in the past, in connection with the 363 Asset Sales marketing process and auction. This information should not be viewed as being current or as presenting a complete disclosure of the Company’s business and prospects. Accordingly, investors should not place undue reliance on this information.

The information in this Item 7.01, including the Exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Summary approved by the Company setting forth the material terms of all qualifying bids submitted to the Company in connection with the 363 Asset Sales process (on a "no names" basis)
99.2	Summary approved by the Company of any changes to the material terms of any such bids at the auction (on a "no names" basis)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Michael El-Hillow
Name:	Michael El-Hillow
Title:	President and Chief Executive Officer

Dated November 9, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Summary approved by the Company setting forth the material terms of all qualifying bids submitted to the Company in connection with the 363 Asset Sales process (on a "no names" basis)
99.2	Summary approved by the Company of any changes to the material terms of any such bids at the auction (on a "no names" basis)